Exhibit 99.2

合作谅解备忘录

Memorandum of Understanding

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

Party A: Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

乙方：深圳迎宾品牌发展有限公司（”迎宾品牌”）

Party B: Shenzhen Yingbin Brand Development Co., Ltd. (“Yingbin Brand”)

前言 / Preamble

甲方（ATXG）是一家专注于服装制造、物流服务、物业管理、转租以及防疫用品的综合服务提供商。其服装制造业务主要面向位于中国的批发商销售。

Party A (ATXG) is an integrated service provider specializing in garment manufacturing, logistics services, property management, subleasing, and epidemic prevention supplies. Its garment manufacturing business primarily caters to wholesalers located in China.

乙方（迎宾品牌）位于中国广东，是一家知名的供应链品牌管理集团，拥有丰富的行业经验和广泛的市场影响力。

Party B (Yingbin Brand), located in Guangdong, China, is a renowned supply chain brand management group with extensive industry experience and a significant market presence.

合作宗旨 / Purpose of Cooperation

通过签署本合作谅解备忘录，甲乙双方正式表达合作意向，并希望在中国及全球市场建立战略合作伙伴关系。双方致力于共同打造以下方面的全面服务：

Through this Memorandum of Understanding, both parties formally express their intent to collaborate and aim to establish a strategic partnership in both Chinese and global markets. The collaboration will focus on developing comprehensive services in the following areas:

1.	品牌供应链服务 – 共同优化和提升品牌价值链。

Brand Supply Chain Services – Jointly optimize and enhance the brand value chain.

2.	产品供应链服务 – 打造高效、可持续的产品供应链体系。

Product Supply Chain Services – Build an efficient and sustainable product supply chain system.

3.	营销供应链服务 – 扩展市场覆盖范围，创新营销模式。

Marketing Supply Chain Services – Expand market reach and innovate marketing models.

双方责任 / Responsibilities of the Parties

1.	甲方 (ATXG):

○	提供国际化的分销网络资源。

○	支持合作项目的运营和推广。

Party A (ATXG):

○	Provide access to its global distribution network.

○	Support the operation and promotion of collaborative projects.

2.	乙方 (迎宾品牌):

○	提供行业专业知识与管理能力。

○	开发高附加值的品牌合作项目。

Party B (Yingbin Brand):

○	Offer industry expertise and management capabilities.

○	Develop high-value brand collaboration projects.

3.	双方共同责任:

○	在公平、透明的原则下，推动项目实施并持续优化合作模式。

Joint Responsibilities:

○	Promote project implementation and continuously refine the cooperation model under principles of fairness and transparency.

法律约束力 / Legal Effect

本谅解备忘录旨在明确双方的合作意向，但不具有法律约束力。具体合作内容及条款将另行签署正式合同予以明确。

This Memorandum of Understanding is intended to outline the cooperation intent of both parties and does not constitute a legally binding agreement. Specific terms and conditions of the cooperation will be defined in subsequent formal contracts.

甲方：Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

Party A: Addentax Group Corp. (NASDAQ: ATXG) (“ATXG”)

签章 / Signature & Seal:

乙方：深圳迎宾品牌发展有限公司（”迎宾品牌”）

Party B: Shenzhen Yingbin Brand Development Co., Ltd. (“Yingbin Brand”)

签章 / Signature & Seal: